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                                   EXHIBIT 5.1

                      [Lurio & Associates, P.C. Letterhead]

                                November 2, 2001



Whirlwind Marketing, Inc.
455 Pennsylvania Avenue, Suite 200
Fort Washington, PA 19034
Attn:  Mr. Mark W. Peters, President

           Re:    Whirlwind Marketing, Inc. -
                  Registration Statement on Form S-8
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Dear Mr. Peters:

         We have acted as counsel to Whirlwind Marketing, Inc., a Delaware corporation (the "Company"), in connection with a Registration Statement on Form S-8, filed with the Securities and Exchange Commission on the date hereof (the "Registration Statement"). The Registration Statement covers an aggregate of 2,044,171 shares of the Company's Common Stock, as follows: 1,000,000 shares issuable under the Company's 2000 Stock Option and Stock Award Plan, of which as of the date hereof options to acquire up to 547,500 shares at $.50 per share have been issued to officers, directors, employees and consultants; 620,000 shares to be issued to our executive officers and an employee as a bonus for services rendered and to be rendered during the 2001 calendar year (Raymond M. Hackney-200,000 shares; George J. Evanick, Jr.- 200,000 shares; Mark W. Peters-200,000 shares; and Andrew Powell- 20,000 shares); 300,000 shares to be issued to Dr. Sarvotham Chary (250,000 shares) and Francis Chary (50,000 shares) pursuant to the Company's consulting agreement with Excelco Systems International; 90,000 shares to be issued to Marc Goldberg (45,000 shares) and Michael Levine (45,000 shares) pursuant to the Company's consulting agreement with MGMarketing Group; and 34,171 shares to be issued to Todd Seiber pursuant to the Company's our agreement with FN Industries, Inc.

         In rendering this opinion, we have examined (i) the Certificate of Incorporation and By-laws of the Company; (ii) the resolutions of the Board of Directors evidencing the corporate proceedings taken by the Company to authorize the issuance of the Common Stock pursuant to the Registration Statement; (iii) the Registration Statement (including all exhibits thereto); (iv) the 2000 Stock Option and Stock Award Plan; (v) the agreements between the Company and each of Excelco, FN Industries and MGMarketing (collectively, "Agreements") and (vi) such other documents as we have deemed appropriate or necessary as a basis for the opinion hereinafter expressed.

         In rendering the opinion expressed below, we assumed the authenticity of all documents and records examined, the conformity with the original documents of all documents submitted to us as copies and the genuineness of all signatures.
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         We assume that appropriate action will be taken, prior to the offer and sale of the shares in accordance with the Agreements, to register and qualify the shares for sale under all applicable state securities or "blue sky" laws.

         Based upon and subject to the foregoing, and such legal considerations as we deem relevant, we are of the opinion that, when sold as contemplated by the Registration Statement and the 2000 Stock Option and Stock Award Plan or Agreements, as the case may be, the Common Stock will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.

         The opinions expressed herein are limited in all respects to the general corporation laws of the State of Delaware, and no opinion is expressed with respect to the law of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

                                                   Sincerely,

                                                   /s/ LURIO & ASSOCIATES, P.C.
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                                                       LURIO & ASSOCIATES, P.C.